UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2011

Syntroleum Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5416 S. Yale Avenue, Suite 400, Tulsa, Oklahoma		74135
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-592-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Dynamic Fuels Operations Update.
The Dynamic Fuels Geismar Plant produced an average of 1.1 million gallons of renewable fuel products per month during the six months of commissioning from November, 2010 to April, 2011. During this time, we demonstrated the plant’s core technology at 120% of design capacity, but we had mechanical issues that reduced overall reliability. In May, the plant produced 3.1 million gallons or approximately 50% of design capacity, demonstrating improved reliability. The plant is currently running at approximately 100% of design rates or 75 million gallons per year and the feedstock supply chain is in place enabling sustained production at this rate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntroleum Corporation

June 13, 2011	By:	/s/ Edward G. Roth

Name: Edward G. Roth
Title: Chief Executive Officer